Exhibit 23.1

Consent of KPMG LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278442) on Form S-8 of our report dated March 24, 2025, with respect to the consolidated financial statements of AEON Biopharma, Inc.

/s/ KPMG LLP

San Diego, California

March 24, 2025